Exhibit 99.1

News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact        Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact        Mike Roeder, (812) 491-5255, mroeder@vectren.com

FOR IMMEDIATE RELEASE

May 1, 2013

Vectren Corporation Reports First Quarter 2013 Results

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2013 net income of $49.8 million, or $0.61 per share, compared to net income of $51.3 million, or $0.63 per share, in the first quarter of 2012.

Summary results

•	Utility earnings were $55.1 million, or $0.67 per share, in the first quarter of 2013, compared to $56.0 million, or $0.69 per share, in 2012.

•	Nonutility results were a loss of ($5.4) million in the first quarter of 2013, compared to a loss of ($4.8) million in 2012.

•	2013 year-to-date consolidated results are on plan.

•	Vectren Utility Holdings continues to execute on its debt refinancing plans in order to lower on-going interest expense.

“We are pleased with our overall 2013 first quarter results, which were in line with our expectations and comparable to the results achieved in 2012,” said Carl L. Chapman, Vectren's chairman, president and CEO. “Our utility group continues to deliver solid results quarter after quarter and our infrastructure services business continues to exceed our expectations, which helped offset disappointing performance from our coal mining operations overall. While our Oaktown mine number one is operating at very competitive costs, our Prosperity mine continued to be challenged with difficult mining in the quarter. However, we are taking actions that should improve Prosperity's mining conditions for the balance of 2013 and beyond. Further, our results at ProLiance improved quarter-over-quarter due to reductions in fixed demand costs.”

2013 earnings guidance

Consolidated earnings in 2013 are expected to be $1.90 to $2.10 per share, excluding results from ProLiance Holdings, LLC (ProLiance). The company expects 2013 Utility Group earnings to be within a range of $1.65 to $1.75 per share, and the Nonutility Group earnings to be in a range of $0.20 to $0.40 per share, excluding results from ProLiance. While the company initially expected near break-even results from ProLiance for the year, continued pressure on seasonal and cash to NYMEX spreads in the natural gas market and the timing of the recognition of these spreads, among other factors, causes ProLiance results to be increasingly difficult to predict.
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Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2013 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."
Utility financing transactions

On April 1, 2013, Vectren Utility Holdings, Inc. (Utility Holdings) executed an early redemption of $121.6 million of 6.25 percent senior unsecured notes due in 2039. This debt will be refinanced with a private placement note purchase agreement with a delayed draw feature entered into on December 20, 2012, by Utility Holdings and institutional investors. It provides for the following tranches of notes:  $45 million of 3.20 percent senior guaranteed notes, due June 5, 2028; and $80 million of 4.25 percent senior guaranteed notes, due June 5, 2043. Subject to the satisfaction of customary conditions precedent, this financing is scheduled to close on or about June 5, 2013.

On April, 26, 2013, Southern Indiana Gas and Electric Company (SIGECO), a subsidiary of Utility Holdings, reissued approximately $62 million of tax-exempt long-term debt at an average interest rate of 4.03 percent. Proceeds received from the issuance of this debt will be used to partially refinance $111 million of SIGECO long-term debt that is being redeemed in April and May of 2013 with an average interest rate of 5.30 percent. The remaining $49 million of the called debt will be held by Utility Holdings and will be remarketed at a future date.

Interest expense expected at Utility Holdings for 2013 is on target with February 2013 estimates at approximately $68 million, down from approximately $80 million in 2011, reflecting the impacts of these and other utility refinancings completed in 2011 and 2012.

Utility Group discussion

The Utility Group is comprised of Vectren Utility Holdings, Inc.'s operations, which consist of the company's regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and to west-central Ohio. The Electric Utility Services segment provides electric distribution services to southwestern Indiana and includes the company's power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company's utility operations.

In the three months ended March 31, 2013, the Utility Group earnings were $55.1 million, compared to $56.0 million in 2012. The modest quarter over quarter decrease is primarily the result of the unfavorable timing of operating expenses, which was partially offset by the impacts of favorable first quarter weather compared to the prior year. For the full year 2013, the company expects to be on track to meet its annual goal of flat operating expenses, driven largely by continued focus on performance management initiatives.

Gas Utility Services
The Gas Utility Services operating segment, which is comprised of Vectren's Indiana North and South gas operations and Vectren Ohio, earned $38.1 million during the first quarter of 2013, compared to earnings of $37.5 million in 2012. Results in 2013 have been impacted by small customer growth, and increased large customer margin, which was offset by the timing of operating expenses. Year-over-year results continue to be favorably impacted by returns earned on increased investment in bare steel and cast iron pipe replacements, particularly in Ohio.

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Following is information related to the earnings from gas utility operations for the three months ended March 31, 2013. Identified items are presented after the impact of income taxes.

Quarter
(millions)	End
2012 Gas Utility Earnings	$37.5

Large customer margin	0.9
Small customer margin	0.7
Returns earned on bare steel/cast iron & riser replacement investments	0.6
Operating expenses	(1.6)
0.6

2013 Gas Utility Earnings	$38.1

Electric Utility Services
The Electric Utility Services operating segment is comprised of Vectren South's electric distribution business and includes the company's power generating and wholesale power operations. Electric operations earned $14.6 million in the three months ended March 31, 2013, compared to $15.6 million in the prior year quarter. Management estimates the impact of weather on retail electric customer margin, compared to normal temperatures, to be approximately $0.3 million favorable in the first quarter of 2013. This compares to the first quarter of 2012 where management estimated a $3.6 million unfavorable impact on margin compared to normal. The increased earnings were more than offset by lower small customer margin resulting from conservation initiatives, net of lost margin recovery, and increased operating expenses primarily associated with generation related variable production costs.

Following is information related to the earnings from electric utility operations for the quarter ended March 31, 2013. Identified items are presented after the impact of income taxes.

Quarter
(millions)	End
2012 Electric Utility Earnings	$15.6

Margin from weather	2.3
Small customer usage	(0.5)
Operating expenses	(2.3)
All other, primarily depreciation	(0.5)
(1)

2013 Electric Utility Earnings	$14.6

Other operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the first quarter of 2013, earnings were $2.4 million, compared to $2.9 million in 2012.

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Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of Nonutility Group corporate expense.

In the first quarter of 2013, the Nonutility Group incurred a net loss of ($5.4) million, which compares to a loss of ($4.8) million in 2012. Results in 2013 reflect increased Infrastructure Services results of $3.9 million quarter over quarter, primarily due to increased demand for services. Results at ProLiance improved quarter over quarter by $1.3 million primarily due to lower demand charges compared to the prior year. Coal Mining results declined $5.7 million in the first quarter of 2013, compared to 2012, more than offsetting the improved earnings at Infrastructure Services and ProLiance. Coal Mining's decreased results are primarily due to the continued softness in the overall coal market and continued difficult mining conditions at the Prosperity mine.

Infrastructure Services
Infrastructure Services provides underground construction and repair services through wholly-owned subsidiaries Miller Pipeline (Miller) and Minnesota Limited.

Results from Infrastructure Services' operations for the quarter ended March 31, 2013, were earnings of $6.9 million, compared to $3.0 million in the prior year quarter. The increase in earnings reflects increased demand for services, which was partially offset by the impacts of unfavorable weather on certain distribution projects. Revenues during the first quarter of 2013 were $172 million, compared to revenues in the first quarter of 2012 of $118 million. Construction activity generally is expected to remain strong as companies replace their aging natural gas infrastructure. In addition, construction activity is expected to be favorably impacted as pipeline operators construct new pipelines due to the continued strong demand for shale gas and oil infrastructure. As an example, in the fourth quarter of 2012, Infrastructure Services was awarded a contract to construct an approximate 80 mile natural gas pipeline in the Bakken Shale area of North Dakota. It is expected this work will be completed by the end of the second quarter of 2013.

Energy Services
Energy Services provides energy performance contracting and renewable energy services through wholly-owned subsidiary Energy Systems Group (ESG).

Energy Services' first quarter results were a loss of ($1.4) million in 2013 compared to a loss of ($1.7) million in 2012.The smaller loss in the first quarter of 2013 reflects increased tax deductions associated with energy efficiency projects in accordance with IRS guidance released in 2012. This favorable impact to results in the first quarter of 2013 was partially offset by a slight reduction in revenues, which continues to indicate near-term slowing in demand for performance contracting projects due to budgetary constraints on municipal and school customers. As of March 31, 2013, performance contracting backlog was $71 million, compared to $77 million on December 31, 2012. ESG continues to strategically add to its employee base and footprint to position it for growth in this sector as the national focus on energy conservation, renewable energy, and sustainability continues for the long term given the expected rise in power prices across the country.

Coal Mining
Coal Mining mines and sells coal to the company's utility operations and to third parties through its wholly owned subsidiary Vectren Fuels, Inc. (Vectren Fuels).

Coal Mining's first quarter results were a loss of ($6.0) million, compared to a loss of ($0.3) million in 2012. While coal sales and related revenues were up slightly from the prior year, results in 2013 were lower due to increased production costs associated with a thin coal seam and other unfavorable mining conditions at Prosperity mine. Results during the first quarter also reflect reduced pricing for customers associated with

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contracts that had price reopener clauses during 2012 and the overall softness in the coal market. The impact of the low cost of natural gas and mild weather in the prior year resulted in customers' coal-fired generating plants not operating at capacity and a resulting increase in their coal inventory, which led to decreased coal purchases from Vectren Fuels thus far in 2013.

Vectren Fuels' expected production is now approximately 6.2 million tons in 2013. Coal sales in 2013 are estimated at 6.3 million tons. The company's second mine at its Oaktown mining complex began production in April 2013. Vectren Fuels continues to implement changes in its mining plan to reduce its on-going mining costs at Prosperity, including moving its continuous mining equipment in April to areas of the mine with thicker coal seams and the utilization of low profile equipment. However, given the reduced demand for coal generally, and its impact on price, the company continues to expect a greater loss from Coal Mining operations in 2013 compared to 2012. Longer term, the company continues to believe that reduced coal volumes available from Central Appalachia due to increased regulation and the large number of scrubbers to be installed throughout the United States, including the Midwest, coupled with moderate increases in natural gas prices from the very low levels experienced in 2012, should drive stronger demand for Illinois Basin coal. Changes in market conditions or other circumstances could cause actual results to be materially different from these expectations.

Energy Marketing
Energy Marketing is comprised of the company's gas marketing operations, energy management services and retail gas supply operations. The Energy Marketing group consists of the company's investment in ProLiance.

During the three months ended March 31, 2013, the company's share of ProLiance's losses were ($4.6) million, compared to a loss of ($5.9) million in 2012. The smaller losses primarily reflect the reduction in fixed demand costs for both storage and transportation contracts.

Efforts to lower the cost of pipeline and storage demand costs continue. Through negotiations and by dropping some uneconomical contracts as they expire, ProLiance has lowered its pipeline transportation and storage demand costs to approximately $42 million for all of 2013, compared to $55 million in 2012. In addition to this reduction, opportunities exist through expirations to renegotiate or drop contracts with annual demand costs of approximately $9 million by the end of 2015. Changes in market conditions or other circumstances could cause actual demand costs to be materially different from this expectation.

ProLiance continues to explore strategies and alternatives to its historical business model, including substantial demand cost reductions. These alternatives, if pursued, could result in an amount realized below Vectren's carrying value of its investment in ProLiance. Further, the ongoing analysis and related potential impacts on operations and the continued pressure on seasonal and cash to NYMEX spreads including the timing of realization, currently make it difficult to determine the possible effect on ProLiance results for 2013.

At March 31, 2013, ProLiance had approximately $115 million of members' equity on its balance sheet, no long-term debt outstanding, and borrowings of $31 million on its $120 million credit facility, which expires in May 2014.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 2, 2013
Vectren's financial analyst call will be at 2:00 p.m. (EST), May 2, 2013, at which time management will discuss first quarter financial results and 2013 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2013 First Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide

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presentation at http://www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren's energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren's nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services, energy services, coal mining and energy marketing. To learn more about Vectren, visit http://www.vectren.com.

Forward-looking statements
A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management's Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management's beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to fossil fuel costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints. Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren's facilities, operations, financial condition and results of operations. Increased competition in the energy industry, including the effects of industry restructuring and unbundling. Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under traditional regulation, and the frequency and timing of rate increases. Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight. Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations. Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, coal, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments. Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense. Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks. Direct or indirect effects on the

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company's business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries. The performance of projects undertaken by the company's nonutility businesses and the success of efforts to invest in and develop new opportunities, including but not limited to, the company's infrastructure services, energy services, coal mining, and energy marketing strategies. Factors affecting infrastructure services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multi-employer pension plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions. Factors affecting coal mining operations and their cost structure, including MSHA guidelines and interpretations of those guidelines, as well as additional mine regulations and more frequent and broader inspections that could result from mining incidents at coal mines of other companies; geologic, equipment, and operational risks; the ability to execute and negotiate new sales contracts and resolve contract interpretations; volatile coal market prices and demand;  supplier and contract miner performance; the availability of key equipment, contract miners and commodities; availability of transportation; coal quality, including its sulfur and mercury content; and the ability to access coal reserves. Factors affecting the company's investment in ProLiance including natural gas price volatility and basis; the ability to lower fixed contract costs; and availability of credit. Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness. Risks associated with material business transactions such as mergers, acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions. Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and interpretations of these laws. Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren's filings with the Securities and Exchange Commission, including Vectren's 2012 annual report on Form 10-K filed on Feb. 15, 2013. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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